UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. N/A)

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☐	Soliciting Material Pursuant to §240.14a-12

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

4077 Forsyth Road

Macon, Georgia 31210

(478) 757 – 8181

April 25, 2007

Dear Shareholder:

You are cordially invited to attend our annual meeting of shareholders of Atlantic Southern Financial Group, Inc., the parent company of Atlantic Southern Bank, which will be held at the Georgia Sports Hall of Fame, 301 Cherry Street, Macon, Georgia on Tuesday, May 22, 2007, at 10:00 a.m.  I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting.  At the meeting, we will also report on our operations during the past year and during the first quarter of 2007, as well as our plans for the future.

Please take this opportunity to become involved in the affairs of Atlantic Southern Financial Group, Inc. and Atlantic Southern Bank.  Whether or not you expect to be present at the meeting, please mark, date, and sign the enclosed proxy, and return it to us in the envelope provided as soon as possible.  Returning the proxy will NOT deprive you of your right to attend the meeting and vote your shares in person.  If you attend the meeting, you may withdraw your proxy and vote your own shares.

Sincerely,

/s/ Mark A. Stevens

Mark A. Stevens
President and Chief Executive Officer

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

4077 Forsyth Road

Macon, Georgia 31210

(478) 757-8181

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 22, 2007

The annual meeting of shareholders of Atlantic Southern Financial Group, Inc. will be held on Tuesday, May 22, 2007, at 10:00 a.m. at the Georgia Sports Hall of Fame, 301 Cherry Street , Macon, Georgia for the following purposes:

(1)                                  To elect five (5) Class II directors who will serve a three-year term expiring at the 2010 annual meeting;

(2)                                  To approve the Atlantic Southern Financial Group 2007 Stock Incentive Plan (“Stock Incentive Plan”).  The Stock Incentive Plan provides for the issuance of up to 180,000 shares of the Company’s common stock pursuant to the incentive and nonqualified stock options, stock awards, stock appreciation rights, performance unit awards and restricted stock units (“Equity Incentives”) to directors, officers and employees of the Company and its affiliates;

(3)                                  To transact any other business as may properly come before the meeting or any adjournments of the meeting.

The board of directors has set the close of business on April 16, 2007, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.

We hope that you will be able to attend the meeting.  We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy as soon as possible.  Promptly returning your proxy will help ensure the greatest number of shareholders are present at the meeting in person or by proxy.

If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person.  You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

/s/ Mark A. Stevens

Mark A. Stevens
President and Chief Executive Officer

April 25, 2007

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

4077 Forsyth Road

Macon, Georgia 31210

(478) 757-8181

PROXY STATEMENT FOR 2007 ANNUAL MEETING

INTRODUCTION

Time and Place of the Meeting

Our board of directors is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Tuesday, May 22, 2007, at 10:00 a.m. at the Georgia Sports Hall of Fame, 301 Cherry Street, Macon, Georgia and at any adjournments of the meeting.  This is the third annual meeting of Atlantic Southern Financial Group, Inc. (“Atlantic Southern” or the “Company”), the parent company of Atlantic Southern Bank.

Record Date and Mailing Date

The close of business on April 16, 2007, is the record date for the determination of shareholders entitled to notice of and to vote at the meeting.  We first mailed this proxy statement and the accompanying proxy to shareholders on or about April 25, 2007.

Number of Shares Outstanding

As of the close of business on the record date, the Company had authorized 10,000,000 shares of common stock, $5.00 par value, of which 4,151,779 shares were issued and outstanding.  Each issued and outstanding share of common stock is entitled to one vote on all matters presented at the meeting.

VOTING AT THE ANNUAL MEETING

Proposals To Be Considered

Shareholders will be asked to consider at the meeting Proposal I to elect five (5) persons to serve as Class II directors of the Company for a three-year term.  The nominees for Class II directors, as well as the continuing directors, are described beginning on page 4.  Shareholders are also asked to consider Proposal II, which will approve the Stock Incentive Plan. The Stock Incentive Plan is described beginning on page 28.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

APPROVAL OF THE PROPOSALS

Procedures for Voting by Proxy

If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy.  If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees, FOR the approval of the Stock Incentive Plan and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting.  If any nominee for election to the board of directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the board of directors.

Revocation of Proxies.  An Atlantic Southern shareholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by:

•             Giving written notice of revocation to Atlantic Southern;

•             Properly submitting to Atlantic Southern a duly executed proxy bearing a later date; or

•             Attending the annual meeting and voting in person.

All written notices of revocation and other communications concerning proxies should be sent to:  Atlantic Southern Financial Group, Inc., 4077 Forsyth Road, Macon, Georgia 31210; Attention:  Carol Soto.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy.  We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.  Only those votes actually cast for the election of a director, however, will be counted for purposes of determining whether a particular director nominee receives sufficient votes to be elected.  To be elected, a director nominee must receive more votes than any other nominee for the particular seat on the board of directors.  As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee.  At the present time we do not know of any competing nominees.

Approval of the Stock Incentive Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of Atlantic Southern common stock present or represented and entitled to vote, at the annual meeting.  Consequently, failure to vote by proxy or in person at the annual meeting will have the effect of a vote cast against approval of the Stock Incentive Plan.

Abstentions.  A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum.  Abstentions do not count as votes in favor of or against a given matter.

Broker Non-Votes.  Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members.  Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposal(s) not voted upon.  Broker non-votes are included in determining the presence of a quorum.  A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Approval of any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter.  Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

SOLICITATION OF PROXIES

Atlantic Southern Financial Group, Inc. will pay the cost of the proxy solicitation.  Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise.  We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

PROPOSAL I – ELECTION OF DIRECTORS

Atlantic Southern Financial Group, Inc.’s articles of incorporation provide for a staggered Board of Directors so that, as nearly as possible, one-third of the directors will be elected each year to serve three-year terms.  The terms of each class expires at the annual meeting in the years indicated below and when their successors are elected and qualified.

The following table shows for each director:  (a) his or her name; (b) his or her age at December 31, 2006; (c) how long he or she has been a director of Atlantic Southern Financial Group or Atlantic Southern Bank; (d) his or her position(s) with Atlantic Southern Financial Group or Atlantic Southern Bank, other than as a director; and (e) his or her principal occupation and recent business experience for the past five years.

Director Nominees

Name (Age)	Director Since	Position with Atlantic Southern Financial Group and Business Experience

Class II Directors (Term Expiring 2010):

Carolyn Crayton (75)	2001	Founder of Keep Macon-Bibb Beautiful Commission and the Macon International Cherry Blossom Festival.

Michael C. Griffin (48)	2007

Executive Officer, Mullis & Griffin Properties (real estate investors); previously a director of First Community Bank of Georgia which was acquired by Atlantic Southern Financial Group on January 31, 2007.

Thomas J. McMichael (70)	2001	Retired banker; Member of Houston County Board of Commissioners since 1996.

Tyler J. Rauls, Jr. (62)	2001	Founder and President of Southeastern Retirement Management, Inc. (development and management of retirement communities) since 1986.

Mark A. Stevens (55)	2001

President and Chief Executive Officer of Atlantic Southern Financial Group and Atlantic Southern Bank; Former President and Chief Executive Officer of Colonial Bank’s central Georgia region from 1998 to 2000; Former Senior Vice President and Senior Lender of First Macon Bank and Trust Company from 1988 to 1998.

Continuing Directors

Name (Age)	Director Since	Position with Atlantic Southern Financial Group and Business Experience

Class III Directors (Term Expiring 2008):

Raymond O. Ballard, Jr. (42)	2001	Sole Member and Manager of Placemaker, LLC; Co-owner of Buildsouth, LLC: President of Rob Ballard Homes, Inc. (construction) since 2000.

J. Douglas Dunwody (49)	2001	Majority Owner and President of Dunwody Insurance Agency, Inc. since 1984.

William A. Fickling, III (50)	2001	Chairman of the Board of Directors of Atlantic Southern Bank; Private investment portfolio manager and Vice President of Mulberry Street Investment Company, LP. Since 1986.

Carl E. Hofstadter (51)	2001	Founder and President of Hofstadter and Associates, Inc. (engineering consulting) since 1982.

George Waters, Jr. (47)	2001	President and Majority Owner of Waters and Sons Construction and Paving, Inc. and Flowline Curbing & Construction, Inc since 1981; Owner and General Manager of Mid-Georgia Grading, Inc. since 1995.

Class I Directors (Term Expiring 2009):

Peter R. Cates (42)	2001

Vice President of Finance Administration of Asbury Theological Seminary since 2005; Attorney at Smith, Hawkins, Hollingsworth & Reeves, LLP from 2002-2005; Attorney at Miller, Cowart & Howe, LLP from 1990-2002.

Dr. Laudis (Rick) H. Lanford (48)	2001

Ordained Elder in the United Methodist Church, Executive Director of The Foundation for the Methodist Home for Children and Youth since 2001, and Vice President for Development of the Methodist Home for Children and Youth in Macon since 1994.

J. Russell Lipford, Jr. (58)	2001	Chairman and Partner in the accounting firm of Clifton, Lipford, Hardison, & Parker, LLC since 1974.

Dr. Hugh F. Smisson, III (49)	2001

Board-certified neurosurgeon; Vice President of the Neurosurgical Institute of Central Georgia, P.A.; Founder, President and Chief Executive Officer of Smisson-Cartledge Biomedical, LLC (biomedical company).

Donald L. Moore, Jr. (62)	2006	President of Donald L. Moore, Jr., Inc., a development and commercial contracting firm with headquarters in Savannah, Georgia, since 1973.

Recommendation

The Board of Directors recommends that you vote FOR the election of each director nominee named above.

Information about the Board of Directors and its Committees

Our Board of Directors.   During the year ended December 31, 2006, the Board of Directors of the bank held 15 meetings. All incumbent directors attended at least 75% of the total number of meetings of our Board of Directors and committee meetings.

We are governed by a Board of Directors and various committees of the Board that meet throughout the year. We currently have fifteen directors, each of whom serves for a three-year term unless such director resigns or is removed.  Directors discharge their responsibilities throughout the year at board and committee meetings and also through telephone contact and other communications with the chairman and chief executive officer and other officers.

Audit Committee.   The Board of Directors has established an Audit Committee, which recommends to the Board of Directors the independent public accountants to be selected to audit our annual financial statements, evaluates internal accounting controls, reviews the adequacy of the internal audit budget, personnel and plans, and determines that all audits and exams required by law are performed fully, properly, and in a timely fashion. The Audit Committee members are: J. Russell Lipford, Jr. (chairperson), William A. Fickling, III, J. Douglas Dunwody, and Donald L. Moore, Jr. Each of these members meets the requirement for independence as defined by the National Association of Securities Dealers’ listing standards. The Board has determined that Mr. Lipford meets the criteria specified under applicable SEC regulations for an “audit committee” financial expert and that all of the committee members are financially sophisticated. The audit committee has a charter, and a copy is posted on the Company’s website at www.atlanticsouthernbank.com. During the fiscal year ended December 31, 2006, the Audit Committee held six meetings.

Compensation Committee.  The Board of Directors has established a Compensation Committee, which is responsible for establishing targets and awards for any incentive compensation plan, reviewing salary ranges and fringe benefits, and reviewing and approving remuneration of the executive officers. The current Compensation Committee members are: J. Douglas Dunwody, Carl E. Hofstadter, Tyler J. Rauls, Jr. and William A. Fickling, III. During the fiscal year ended December 31, 2006, the Compensation Committee held nine meetings. Also, the Compensation Committee is responsible for administering the 2001 Stock Incentive Plan, including granting awards of stock-based compensation pursuant to the plan.  For information regarding the scope of the Committee’s authority, delegation authority, the process for determining executive compensation and interactions with our executive officers and compensation consultants, see “Compensation Discussion and Analysis.”

Nominating/Governance Committee.  In 2006, the Board of Directors established a Nominating/Governance Committee for director nominees and adopted a nominating/governance committee charter on March 8, 2007, which is posted on the Company’s website at www.atlanticsouthernbank.com. Prior to the formation of the Nominating/Governance Committee, the full Board of Directors participated in the consideration of director nominees. Each of our directors, except for Mr. Stevens, is an independent director under the National Association of Securities Dealers’ definition of “independent director;” consequently, we believe a standing nominating committee for director nominees was not necessary.  The current Nominating/Governance Committee members are: George Water, Jr., William A. Fickling, III, J. Russell Lipford, Jr., Donald L. Moore, Jr. and Dr. Hugh F. Smission, III.  For information regarding the Committee’s policy and procedures with regard to the consideration of director candidates, see “Director Nominations.”

Director Compensation

Directors receive $1,000 per Board meeting for their service as directors; however, the Chairman of the Board of Directors receives $1,500 per Board meeting. In addition, each director that serves on a committee receives $100 per committee meeting attended.  Finally, all founding directors will receive director emeritus pay, whereby each retiring director will receive their director’s fees for a period of five years after retirement from the Board of Directors.

Mark A. Stevens is a director of the Company and is also Named Executive Officer.  As a result, information regarding his compensation is reflected in the Summary Compensation Table and other tables in the “Executive Compensation” and “Compensation Discussion and Analysis” sections of this proxy statement.

The following table shows the total compensation earned by each of our directors for their service in 2006.  There were no stock, option or non-equity incentive plan awards given to directors during 2006.

Director Compensation Table

Name(1)	Fees earned or paid in cash ($)	Total ($)

William A. Fickling, III.	$27,400	$27,400
Raymond O. Ballard, Jr.	14,500	14,500
Peter R. Cates	13,400	13,400
Carolyn Crayton	13,600	13,600
J. Douglas Dunwody	14,700	14,700
Michael C. Griffin(2)	0	0
Carl E. Hofstadter	15,300	15,300
Dr. Laudis H. Lanford	14,100	14,100
J. Russell Lipford	16,400	16,400
Thomas J. McMichael	19,800	19,800
Donald L. Moore	11,600	11,600
Tyler Rauls, Jr.	17,500	17,500
Dr. Hugh Smisson, III	13,000	13,000
George Waters, Jr.	12,500	12,500

(1)  Mr. Stevens is also a Named Executive Officer, and as a result, his compensation as a director is included in the Summary Compensation Table below.

(2)  Mr. Griffin was previously a director at First Community Bank of Georgia, which was acquired by Atlantic Southern Financial Group on January 31, 2007.

Audit Committee Report

The audit committee reports as follows with respect to the audit of Atlantic Southern’s 2006 audited consolidated financial statements.

•             The audit committee has reviewed and discussed Atlantic Southern’s 2006 audited consolidated financial statements with management;

•             The audit committee has discussed with the independent auditors Porter Keadle Moore, LLP the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of Atlantic Southern’s consolidated financial statements;

•             The audit committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor’s independence from the corporation and its related entities) and has discussed with the auditors the auditors’ independence from Atlantic Southern; and

•             Based on review and discussions of Atlantic Southern’s 2006 audited consolidated financial statements with management and discussions with the independent auditors, the audit committee recommended to the Board of Directors that Atlantic Southern’s 2006 audited consolidated financial statements be included in Atlantic Southern’s Annual Report on
Form 10-K.

April 25, 2007	Audit Committee:	J. Russell Lipford, Jr. (Chairperson)
William A. Fickling, III
J. Douglas Dunwody
Donald L. Moore, Jr.

EXECUTIVE OFFICERS

The following table shows for each executive officer of the Company and the Bank: (a) his or her name; (b) his or her age at December 31, 2006; (c) how long he or she has been an officer of the Company; and (d) his or her positions with the Company and the Bank.

Name (Age)	Officer Since	Position with Atlantic Southern Financial Group and Atlantic Southern Bank

Mark A. Stevens (55)	2001	President and Chief Executive Officer of Atlantic Southern Financial Group and Atlantic Southern Bank

Carol W. Soto (48)	2001	Executive Vice President, Chief Financial Officer and Secretary of Atlantic Southern Financial Group and Atlantic Southern Bank

Gary P. Hall (63)	2001	Executive Vice President and Chief Banking Officer of Atlantic Southern Financial Group and Atlantic Southern Bank

Brandon L. Mercer (30)	2005	First Senior Vice President Corporate Lending, Atlantic Southern Bank

We have adopted a Code of Business Conduct and Ethics ( the “Code”) that applies to all of our principal executive, financial and accounting officers.  We believe the Code is reasonably designed to deter wrongdoing and to promote honest and ethical conduct, including: the ethical handling of conflicts of interest; full, fair and accurate disclosure in filings and other public communications made by us; compliance with applicable laws; prompt internal reporting of violations of the Code; and accountability for adherence to the Code.  A copy may be obtained on our website at www.atlanticsouthernbank.com. A copy may also be obtained, without charge, upon written request addressed Atlantic Southern Financial Group, Inc., 4077 Forsyth Road,

Macon, Georgia 31210, Attention: Chief Financial Officer.  The request may be delivered by letter to the address set forth above or by fax to the attention of Atlantic Southern Financial Group’s Chief Financial Officer at (478) 405-9157.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board (the “Committee”) discharges the Board’s responsibilities in executive compensation matters and oversees incentive compensation and equity-based plans.  The Committee is comprised of four members of the Board of Directors, each of whom is an independent director.  The committee is responsible for determining the compensation of the Company’s executive officers, including the named executive officers (“NEOs”) identified in the Summary Compensation Tables and other tables on the following pages of this Proxy Statement.  The goal of the Committee is to attract, develop and retain high caliber executives who are capable of maximizing the Company’s performance for the benefit of its shareholders within the Company’s overall philosophy. The Committee strives to maintain executive compensation that is fair, reasonable, and consistent with the Company’s size and the compensation practices of the financial services industry.

Compensation Objectives

The Company has a formal compensation plan designed to compensate executives for actions deemed to promote long-term shareholder value.  These objectives require that compensation structure be designed to accomplish the following objectives:

(1)          Attract highly qualified, experienced executives who can further the Company’s interests and enhance long-term shareholder value;

(2)          Retain key executives whose performance helps the Company achieve its objectives;

(3)          Motivate executive performance by providing annual and long-term incentives that are contingent upon achieving Company and individual performance goals; and

(4)          Recognize and reward individual initiative, responsibility and achievements.

Compensation Determinations

In setting base salaries and incentive compensation, consideration is also given to compensation paid to executives of financial institutions and other public companies similar in size and character to the Company.  The Committee considers each of the following factors in determining the appropriate mix and level of compensation for each executive officer:

(1)          The Company’s financial performance, including both annual and long-term;

(2)          Individual performance of executive officers;

(3)          Competitive pay levels commensurate with the Company’s peers; and

(4)          Compensation summaries compiled for each of the executive officers.

Interaction with Consultants

In December, 2005, the Compensation Committee engaged compensation consultants, Clark Consulting, to review total compensation of named executive officers for 2006 and provide input on executive compensation issues.  Clark Consulting is a firm that specializes in compensation matters for the banking industry.  The firm reports directly to the Compensation Committee, and all consulting projects performed by Clark Consulting are reviewed, approved and discussed with the Compensation Committee.  The primary data source used in setting competitive market compensation levels for the NEOs is the information publicly disclosed by a 2006 Peer Group of the 18 companies listed in the following table.  These companies, which have been carefully considered by the Compensation Committee for inclusion in the 2006 Peer Group, include publicly traded financial institutions that were comparable to the Company in asset size, from $250 million to $500 million, and geography.

The following banks comprised the peer group for 2006:

BNC Bancorp
First Community Corporation
Bancshares of Florida, Inc.
Vision Bancshares, Inc.
Coast Financial Holdings, Inc.
Southcoast Financial Corporation
Greenville First Bancshares, Inc.
North State Bancorp
First Reliance Bancshares, Inc.
Alliance Bankshares Corporation
James Monroe Bancorp, Inc.
Access National Corporation
SouthCrest Financial Group, Inc.
Capital Bancorp, Inc.
Crescent Financial Corporation
Carolina Bank Holdings, Inc.
First South Bancorp, Inc.
Southern Community Bancshares, Inc.

Due to the bank’s significant asset growth throughout 2006 and to date in 2007, the 2007 Peer Group will consist of publicly traded financial institutions that are comparable to the Company in geography with total assets in the $400 million to $1.3 billion range.

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding individual executives’ target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team.

Role of Executives in Compensation Committee Deliberations

The Compensation Committee frequently requests the CEO to be present at Committee meetings to discuss executive compensation and evaluate both company and individual performance.  Executives in attendance may provide their insights and suggestions, but only independent Compensation Committee members may vote on decisions regarding executive compensation.

The Compensation Committee discusses the CEO’s compensation with him, but final deliberations and all votes regarding his compensation are made in executive session, without the CEO present. The Committee also determines the compensation for other NEOs, based on the CEO’s recommendations and input from Clark Consulting.

Elements of Compensation

The Company’s executive compensation program includes the components listed below.

•                  Base Salary – fixed base pay that reflects each executive’s position, individual performance, experience, and expertise.

•                  Cash Incentive Compensation – pay that varies based on performance against annual business objectives; the Company communicates the associated performance metrics, goals, and award opportunities to the executives at the beginning of the year.

•                  Long-Term Incentives – equity-based awards, primarily stock options, with values determined by the Compensation Committee on a subjective basis.

•                  401(k) Retirement Savings Plan – pursuant to which employees (including our named executive officers) may defer portions of their base salaries, with the Company making matching contributions.

•                  Executive Retirement Benefits – the CEO and other NEOs have Supplemental Executive Retirement Plan agreements defined as a “Salary Continuation Agreement.”

•                  Other Compensation – perquisites consistent with industry practices in comparable banks, as well as broad-based employee benefits such as medical, dental, disability, and life insurance coverage. Certain executives also receive personal use of a Company owned vehicle, cell phone and laptop, club membership/dues, and board of director fees.

Base Salary.  The base salary for each named executive officer is reviewed by the Committee annually (and/or at the time of promotion).  Salary increases are based upon the Company’s overall performance, the executive officer’s realization of individual objectives during the preceding calendar year and competitive market data. The objectives of the Company’s base salary program are to provide salaries at a level that permits the Company to attract and retain qualified executive officers and to recognize and reward individual performances.  Base salary levels also have an effect on other elements of executive compensation, including annual cash incentive compensation.

The Company’s compensation structure is designed to position an executive’s total compensation at the 50th percentile of peers.  In December 2005, the Compensation Committee worked with Clark Consulting to review total compensation levels for the NEOs and determine 2006 compensation. Total compensation consists of base salary, annual cash incentives, all forms of equity compensation, and all other forms of compensation, such as salary continuation accruals. The Committee set 2006 base salary levels based upon current market data and the executive officer’s experience, scope of responsibilities, performance and potential development within the Company.  The 2006 base salaries for each of our named executive officers is reflected in the Summary Compensation Table on page 15 of this proxy statement.

Salaries for the NEOs for 2007, effective January 1, 2007, are as follows:

Mark A. Stevens	$245,000

Carol W. Soto	$142,000

Gary P. Hall	$175,000

Brandon M. Mercer	$139,000

Cash Incentive Compensation.  The Company has an incentive compensation plan under which the named executive officers can earn performance compensation if the Company achieves certain specified earnings, growth and expense control objectives as set forth by the Board of Directors.  Each named executive officer has a performance matrix which is approved by the Board of Directors and provides the elements necessary for the calculation of performance-based compensation under the Company’s cash incentive plan.  These elements include Company-wide and subsidiary-bank goals and individual objectives for the year.  While individual-specific goals may differ among the named executive officers, Company-wide goals include asset growth, return on average equity and return on average assets; individual goals may include loan growth, asset quality, liquidity, and fee income goals.  Each named executive officer may also have project completion objectives.

For 2006, 50% of Mr. Stevens’ maximum target incentive award was based on obtaining a return on assets of 0.90%, the remaining 50% was based on achieving an asset growth rate of 30% over 2005.  In addition, the Compensation Committee granted Mr. Stevens a “stretch target” incentive award based on obtaining a return on assets of 1.00% and an asset growth rate of 50% over 2005.  The minimum target incentive award was based on meeting a targeted return on assets of 0.68% and asset growth of 15%.  For Ms. Soto, 75% of her award was based on overall bank performance with the same minimum and maximum targets as Mr. Stevens.  The remaining 25% was based on individual goals consisting of liquidity ratio targets and timely regulatory filings.  Fifty percent of Mr. Hall’s and 25% of Mr. Mercer’s awards were based on overall bank performance with the same minimum and maximum targets as Mr. Stevens.  In addition, 50% of Mr. Hall’s and 75% of Mr. Mercer’s awards were based on individual goals consisting of loan growth targets, loan fee income goals, net charge-offs to average loans, and rated credits as a percentage of capital plus allowance for loan losses.  At year end, actual results are measured against predetermined control and weighting factors to compute the incentive compensation for each particular goal or objective.

For 2006, President Stevens could earn up to 75% of his base salary in incentive compensation while Officers Hall, Soto and Mercer could earn up to 35%.  During 2006, the Company’s performance exceeded the approved targets on all factors and each of the named executive officers was awarded the maximum payout under the incentive compensation plan.  Cash payments for incentive compensation are made within 45 days of fiscal year end.  Additional information on cash incentive compensation is provided in the Summary Compensation table on page 15.  The table below shows the cash incentive award amounts each NEO received for 2006.

Named Executive Officer	2006 Actual Award	Percent of 2006 Salary
Mr. Stevens	$138,338	75%
Ms. Soto	$42,350	35%
Mr. Hall	$52,500	35%
Mr. Mercer	$42,350	35%

Long Term Incentives.  The 2001 Stock Incentive Plan authorizes the Board of Directors, or a committee thereof, to grant awards of incentive stock options, to officers and other key employees of the Company.  Each incentive stock option granted permits the named executive officer to purchase a certain number of shares of Company stock from the Company at the exercise price, which is the closing price of the Company stock on the date of grant.  Stock options have value only to the extent the price of the Company stock on the date of exercise exceeds the exercise price.  The Company believes that grant awards serve as an effective long-term incentive for the NEOs and other key employees, which further encourages them to remain with the Company and continue to excel in their performance.

In 2006, no awards were made from the Plan to the named executive officers; however, previously awarded incentive stock options did vest in 2006.  The awards granted in 2001 and 2002 were granted prior to the adoption of SFAS 123(R) and there is no future compensation expense related to these options since the bank selected the Minimum Value Method to measure the fair value of these stock options.  The Compensation Committee will consider granting incentive stock options in 2007, provided the shareholders approve the Atlantic Southern Financial Group, Inc. 2007 Stock Incentive Plan as described on page 28 and Appendix A of this proxy statement.

401(k) Retirement Savings Plan.  The Company sponsors a 401(k) plan for all eligible employees.  The 401(k) plan provides for Company matching contributions to employee contributions.  The Company matches 50% of each $1.00 an employee contributes up to a maximum employer match of 3% of the employee’s gross salary.  The employer match is subject to the following vesting schedule:

Years of Employment	Percent
(1,000+ hours per year)	Vested
1	0%
2	20%
3	40%
4	60%
5	80%
6	100%

All named executive officers are eligible to participate in this plan up to the maximum contribution limits established by the IRS.

Executive Retirement Benefits.  The Company maintains supplemental executive retirement plan agreements (“SERP Agreements”) for certain key officers, which provides for potential retirement income under the terms and conditions set forth in each agreement.  The Company provides the SERP Agreements as an important part of the executives’ overall compensation package.  From a competitive standpoint, SERP Agreements are a common component of competitive compensation with sixty-one percent (61%) of the Company’s 2006 Peer Group utilizing deferred compensation or salary continuation arrangements.  In addition, the Company’s SERP Agreements include important retention provisions that protect the Company upon the officer’s termination of employment.  In the end, the Company’s SERP Agreements help support the objective of maintaining a stable, committed, and qualified team of key executives that are focused on the long-term performance of the Company.  The Compensation Committee worked with Clark Consulting in analyzing the benefits of using SERP agreements and determined that they provide an incentive for the NEO to remain with the Company beyond the minimum service terms set forth in their compensation agreement.  Effective November 1, 2005, the Company entered into salary continuation agreements with Messrs. Stevens, Hall, Mercer and Ms. Soto.  The benefits for each executive are described in detail on page 17 of this proxy statement.

Other Compensation.  The NEOs participate in the Company’s broad-based employee benefit plans, such as medical, dental, disability and term life insurance programs.  For each of the named executive officers, the Company also, based on business needs, provides the following perquisites:  a company-owned vehicle for Mr. Stevens and Mr. Hall, country club memberships, company-provided cell phones and laptop computers.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to the chief executive officer and four most highly compensated executive officers.  Thus far, none of our named executive officers have received compensation in excess of the Section 162(m) limitation and, therefore, all compensation has been fully deductible.

Conclusion

The Company believes its compensation program adopted by the Company achieves the objectives set forth above.  The Company further believes that the compensation programs are reasonable and competitive with compensation paid by other financial institutions of similar size and growth experience.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth various elements of compensation awarded to or paid by us for services rendered in all capacities during the last fiscal year to our Chief Executive Officer, Chief Financial Officer, Chief Banking Officer, and First Senior Vice President Corporate Lending (collectively, the “named executive officers”).  No other executive officer received total compensation in excess of $100,000 for services rendered during the fiscal year of 2006.  The Company did not make any bonus stock, option or equity incentive plan awards or recognize any FAS 123(R) expense relating to option or other equity grants in 2006.  No named executive officer received “perks” involving more than $10,000 during 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation ($) (4)	Total ($)

Mark A. Stevens President and Chief Executive Officer	2006	$184,450	—	—	—	$138,338	$70,279	$23,100	$416,167

Carol Soto Executive Vice President and Chief Financial Officer	2006	$121,000	—	—	—	$42,350	$17,388	$4,480	$185,218

Gary P. Hall Executive Vice President and Chief Banking Officer	2006	$150,000	—	—	—	$52,500	$59,455	$11,155	$273,110

Brandon L. Mercer First Senior Vice President Corporate Lending	2006	$121,000	$50,000	—	—	$42,350	$7,899	$7,022	$228,060

(1)             The bank has entered into an executive bonus agreement with Mr. Mercer where upon his completion of five consecutive years of participation, the bank will provide Mr. Mercer with a $250,000 bonus, in lump sum, payable within thirty (30) days following the completion of the fifth year of participation.  The disclosed represents the accrual for 2006.

(2)             Reflects the value of cash incentive compensation earned in 2006 pursuant to the financial performance component of the Annual Incentive Plan.  The cash incentive compensation was paid in January, 2007.

(3)             Reflects the increase during 2006 in actuarial values of each named executive officer’s benefits under the SERP agreements determined using assumptions consistent with those in the Company’s financial statements.

(4)             Amounts included in this column are reflected in the following table:

Name and Principal Position	Employer contributions to 401(k) plan (1)	Dues and Memberships	Director Fees Earned or Paid in Cash (2)	Total ($)

Mark A. Stevens	$6,600	$4,500	$12,000	$23,100

Carol Soto	$4,840	$—	$—	$4,480

Gary P. Hall	$6,395	$4,760	$—	$11,155

Brandon L. Mercer	$3,602	$3,420	$—	$7,022

(1)        The Company provides a 50% match for employee contributions up to 6% of their annual compensation, subject to IRS limits.

(2)        Mr. Stevens is paid cash director fees by the Company for his service as a director.

Grants of Plan-Based Awards Table

The following tables set forth information at December 31, 2006 concerning the potential amount earned by each named executive officer under the Annual Incentive Plan for 2006.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Mark A. Stevens	04/01/2006	$36,890	$64,558	$138,338	(2)
Carol W. Soto	04/01/2006	$18,150	$30,250	$42,350
Gary P. Hall	04/01/2006	$22,500	$37,500	$52,500
Brandon L. Mercer	04/01/2006	$18,150	$30,250	$42,350

(1)  Represents the potential payout values pursuant to the financial performance component of the Annual Incentive Plan for 2006 performance.  The actual amount earned pursuant to the Annual Incentive Plan by each named executive officer is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 15 of this proxy statement.

(2)  The maximum future payout under the Annual Incentive Plan for 2006 includes Mr. Stevens’ “stretch target” incentive award discussed on page 12 of this proxy statement.

Outstanding Equity Awards at Fiscal Year End.

The following table provides information concerning unexercised options outstanding as of December 31, 2006 for each of our named executive officers.  We have not granted any stock appreciation rights, restricted stock or stock incentives other than stock options and organizers’ warrants.  The Company did not grant any stock options to its directors or executive officers in 2006.  Finally, the named executive officers did not exercise any options in 2006.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Mark A. Stevens	24,000	(1)				$6.67	12/10/2011
Mark A. Stevens	28,800	(3)	7,200	(3)		8.16	12/10/2012
Carol W. Soto	9,750	(1)				$6.67	12/10/2011
Carol W. Soto	2,168	(3)	2,707	(3)		8.16	12/10/2012
Gary P. Hall	12,000	(1)				$6.67	12/10/2011
Gary P. Hall	3,900	(3)	975	(3)		8.16	12/10/2012
Brandon L. Mercer	6,000	(2)	1,500	(2)		$6.67	01/20/2012
Brandon L. Mercer	1,668	(3)	2,082	(3)		8.16	12/10/2012

(1)          Stock options awarded to Mr. Stevens, Ms. Soto and Mr. Hall on December 10, 2001 under the 2001 Stock Incentive Plan.  Under this award, the named executive officers received options to acquire 24,000, 9,750 and 12,000 shares of Common Stock, respectively.  The options vested 20% per year over a five-year period beginning on the first anniversary of the date of the grant.

(2)          Stock options awarded to Mr. Mercer on January 22, 2002 under the 2001 Stock Incentive Plan.  Under this award, Mr. Mercer received options to acquire 7,500 shares of Common Stock.  The options vest in 20% increments over a five-year period beginning on the first anniversary of the date of the grant.

(3)          Stock options awarded to Messrs. Stevens, Hall, Mercer and Ms. Soto on December 10, 2002 under the 2001 Stock Incentive Plan.  Under this award, the named executive officers received options to acquire 36,000, 4,875, 3,750 and 4,875 shares of Common Stock, respectively.  Mr. Stevens and Mr. Hall’s options vest in 20% increments over a five-year period beginning on the first anniversary of the date of the grant.  Ms. Soto and Mr. Mercer’s options vest over a nine-year period beginning on the first anniversary of the date of the grant.

Pension Benefits Table

The following table sets forth information as of December 31, 2006 regarding plans that provide for payment or other benefits at, following, or in connection with retirement.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)

Mark A. Stevens	SERP	One	$81,559	$—
Carol W. Soto	SERP	One	$20,230	$—
Gary P. Hall	SERP	One	$69,246	$—
Brandon L. Mercer	SERP	One	$9,191	$—

(1)          The actuarial present value of the accumulated benefit was determined using the APB 12 method and based of a 7% discount rate.

The salary continuation agreement with Mr. Stevens will provide annual benefits, paid out in equal monthly installments, based on a percentage of Mr. Stevens final annual base expected salary, upon his retirement after reaching age 65.  The initial percentage base of the salary payable is 40%.  In the event Mr. Stevens voluntarily or involuntarily resigns, he will be entitled to the vested percentage of the benefits actually accrued under the salary continuation agreement.  These benefits vest by 20% of the expected salary in the first Plan Year, and an additional 20% for each succeeding Plan Year until Mr. Stevens becomes 100% vested.  In the event of a change of control (as defined in the salary continuation agreement) Mr. Stevens will be entitled to 100% of the benefits actually accrued.  In the event Mr. Steven dies while benefits are still payable, his designated beneficiary will be entitled to all payments at the same time and in the same manner.

The salary continuation agreement with Ms. Soto is generally the same as the agreement with Mr. Stevens, except Ms. Soto will be entitled to an annual projected benefit of 30% of her final annual base salary, subject to annual increases of 4%, upon her retirement after reaching age 60.  In the event Ms. Soto voluntarily or involuntarily resigns, she will be entitled to the vested 10 percent of the benefits actually accrued under her agreement for the first Plan Year, and an additional 10 percent of said amount for each succeeding Plan Year.  Finally, there is no provision made for Ms. Soto in the event of a change of control.

Mr. Hall’s agreement is generally the same as the agreement with Mr. Stevens, except Mr. Hall will be entitled to an annual benefit of $36,000 for twelve years upon his retirement after reaching age 67.

The salary continuation agreement with Mr. Mercer is generally the same as the agreement with Mr. Stevens, except Mr. Mercer will be entitled to an annual projected benefit of 30% of his final annual base salary, subject to annual increases of 4%, upon his retirement after reaching age 50.  In the event Mr. Mercer voluntarily or involuntarily resigns, his benefits will not begin to vest until the sixth Plan Year, after which he is entitled to the vested 10 percent of the benefits actually accrued under his agreement.  Also, he is entitled to an additional 10 percent of said amount for each succeeding Plan Year.  Finally, there is no provision made for Mr. Mercer in the event of a change of control.

Employment Agreements

We regularly evaluate the total compensation paid to our senior management to link their compensation to our operating performance in the short- and long-term. To that end, we are analyzing implementing bonus structures, supplemental retirement plans and equity based and other long-term incentive programs that are consistent with those found in our industry. Our current employment agreements with our senior management are described below.

Mark A. Stevens.   Effective October 6, 2005, we entered into an amended and restated employment agreement with Mark A. Stevens, which provides that he will continue to serve as our president and chief executive officer. Under the terms of the employment agreement, Mr. Stevens currently receives a base salary of $245,000 per year. Pursuant to the employment agreement, we may pay Mr. Stevens annual incentive compensation that is 50% to 75% of his base salary.  The maximum target incentive award is $183,750, which is calculated on the bank’s earnings, and based on our performance meeting a targeted return on equity of 11.26% and asset growth of 30% over 2006.  The minimum target incentive award is $36,750, which is based on meeting a targeted return on equity of 7.80% and asset growth of 16.6%.  Incentive calculations are determined in accordance with generally accepted accounting principles by our independent certified public accountants.  Pursuant to the employment agreement, under our 2001 Stock Incentive Plan, we granted Mr. Stevens an incentive stock option in 2001 to purchase 24,000 (adjusted for stock-split) shares of common stock at a purchase price of $6.67 (adjusted for stock-split) per share.  In 2002, we granted Mr. Stevens an incentive stock option to purchase an additional 36,000 shares of common stock at a purchase price of $8.16 (adjusted for stock-split) under the same incentive plan. The options vest and become exercisable in 20% increments over 5 years, commencing on the first anniversary of the option grant date and continuing for the next four successive anniversaries.

The initial term of Mr. Stevens’ amended and restated employment agreement is three years. At the end of three years, the term will be automatically extended for successive twelve-month periods unless one party gives notice of intention not to extend the agreement. We will be obligated to pay Mr. Stevens his base salary for 12 months if we terminate his employment without cause, or if he terminates his employment for cause.  If Mr. Stevens becomes disabled, we may terminate the employment agreement and will be obligated to pay him for six months, or until he begins receiving payments under our long-term disability policy.

Upon a change of control, Mr. Stevens will be entitled to severance compensation equal to 12 months of his base salary if we or our successor terminates his employment other than for cause or if he terminates for cause. Cause for terminating employment is defined in Mr. Stevens’ employment agreement. In addition, during the term of the agreement and for 12 months following its termination under specified circumstances, Mr. Stevens is prohibited from competing with us and soliciting our customers or employees. The noncompetition and the nonsolicitation provisions of the agreement only apply if Mr. Stevens terminates his employment without cause or in connection with a change of control, or if we terminate his employment for cause.

Carol Soto.   Effective July 10, 2003, we entered into an employment agreement with Carol Soto, which provides that she will serve as our Executive Vice President and Chief Financial Officer. Under the terms of the employment agreement, Ms. Soto receives a base salary that is currently set at $142,000 per year. Pursuant to the employment agreement, under our 2001 Stock Incentive Plan, we granted Ms. Soto an incentive stock option to purchase 9,750 (adjusted for stock-split) shares of common stock at a purchase price of $6.67 (adjusted for stock-split) per share. In 2002, we granted Ms. Soto an incentive stock option to purchase an additional 4,875 shares of common stock at a purchase price of $8.16 (adjusted for stock-split) under the same incentive plan. The options granted in 2001 will vest and become exercisable in 20% increments over 5 years, commencing on the first anniversary of the option grant date and continuing for the next four successive anniversaries.  The options granted in 2002 will vest and become exercisable over 9 years.

The initial term of Ms. Soto’s employment agreement was three years. At the end of three years, the term will automatically extend for successive twelve-month periods, and will continue until one party gives notice of intention not to extend the agreement. We are obligated to pay Ms. Soto her base salary for 12 months if we terminate her employment without cause, or if she terminates her employment for cause. If Ms. Soto becomes disabled, we may terminate the employment agreement and will be obligated to pay Ms. Soto for three months, or until she begins receiving payments under our long-term disability policy.

Upon a change of control, Ms. Soto will be entitled to severance compensation equal to 12 months of her base salary if we or our successor terminates her employment other than for cause or if she terminates for cause. Cause for terminating employment is defined in Ms. Soto’s employment agreement. In addition, during the term of the agreement and for 12 months following its termination under specified circumstances, Ms. Soto is prohibited from competing with us and soliciting our customers or employees. The noncompetition and the nonsolicitation provisions of the agreement only apply if she terminates her employment without cause or in connection with a change of control, or if we terminate her employment for cause.

Gary P. Hall.   Effective December 10, 2001, we entered into an employment agreement with Gary Hall, which provides that he will serve as our executive vice president. Under the terms of the employment agreement, Mr. Hall receives a base salary that is currently set at $175,000 per year. Pursuant to the employment agreement, under our 2001 Stock Incentive Plan, we granted Mr. Hall an incentive stock option in 2001 to purchase 12,000 (adjusted for stock-split) shares of common stock at a purchase price of $6.67 (adjusted for stock-split) per share.  In 2002, we granted Mr. Hall an incentive stock option to purchase an additional 4,875 shares of common stock at a purchase price of $8.16 (adjusted for stock-split) under the same incentive plan. The options vest and become exercisable in 20% increments over 5 years, commencing on the first anniversary of the option grant date and continuing for the next four successive anniversaries.

The initial term of Mr. Hall’s employment agreement was three years. At the end of three years, the term was automatically extended for successive twelve-month periods, and will continue until one party gives notice of intention not to extend the agreement. We are obligated to pay Mr. Hall his base salary for 12 months if we terminate his employment without cause, or if he terminates his employment for cause. If Mr. Hall becomes disabled, we may terminate the employment agreement and will be obligated to pay Mr. Hall for three months, or until he begins receiving payments under our long-term disability policy.

Upon a change of control, Mr. Hall will be entitled to severance compensation equal to 12 months of his base salary if we or our successor terminates his employment other than for cause or if he terminates for cause. Cause for terminating employment is defined in Mr. Hall’s employment agreement. In addition, during the term of the agreement and for 12 months following its termination under specified circumstances, Mr. Hall is prohibited from competing with us and soliciting our customers or employees. The noncompetition and the nonsolicitation provisions of the agreement only apply if he terminates his employment without cause or in connection with a change of control, or if we terminate his employment for cause.

Brandon L. Mercer.   Although we have not entered into an employment agreement with Mr. Mercer, we are currently paying him a base salary of $139,000.  Under our 2001 Stock Incentive Plan, in January, 2002 we granted Mr. Mercer an incentive stock option to purchase 7,500 (adjusted for stock-split) shares of common stock at a purchase price of $6.67 (adjusted for stock-split) per share. In December, 2002, we granted Mr. Mercer an incentive stock option to purchase an additional 3,750 shares of common stock at a purchase price of $8.16 (adjusted for stock-split) under the same incentive plan. The options granted in January, 2002 will vest and become exercisable in 20% increments over 5 years, commencing on the first anniversary of the option grant date and continuing for the next four successive anniversaries.  The options granted in December, 2002 will vest and become exercisable over 9 years.

On January 1, 2005, as a retention incentive, we entered into an executive bonus agreement with Mr. Mercer. Upon his completion of five consecutive years of participation, we will provide Mr. Mercer with a $250,000 bonus, in a lump sum, payable within thirty (30) days following the completion of the fifth year of participation.  Upon a change of control prior to the end of the fifth consecutive year of participation, Mr. Mercer will be entitled to the accrued balance of the bonus award, determined as of his separation from service. However, we will not pay any of the bonus award, under our agreement, if Mr. Mercer terminates his employment before the completion of his fifth consecutive year (whether due to termination for cause, as defined in his agreement, involuntary termination without cause, or a voluntary resignation) for reasons other than death, disability or following a change of control. If Mr. Mercer becomes disabled, we may terminate the bonus agreement and will be obligated to pay Mr. Mercer the accrued balance of the bonus award determined as of his separation from service.

Potential Payments upon Termination or Change in Control

As described above, the Company has entered into separate employment agreements with Ms. Soto and Messrs. Stevens and Hall, an executive bonus agreement with Mr. Mercer, and salary continuation agreements with each of the named executive officers.  Each of these agreements provides such executive with benefits in the event of certain terminations of employment.  Summaries of these agreements are provided above and the required payments upon termination or change in control are as follows:

Termination for Cause; Resignation Without Good Reason; Resignation Absent Company’s Breach of Employment Agreement.  If an executive is terminated for cause or resigns without good reason and absent our breach of the employment agreement, he will receive only the salary and benefits that are accrued through the date of termination.

Termination Due to Death or Disability.  If the executive dies, the executive (or his estate) will receive the accrued salary and benefits through the date of termination.  If we terminate the executive’s employment due to disability, the Company will continue to pay the executive’s salary until the executive begins receiving payments under the bank’s long-term disability policy.

Absent a Change in Control: Termination without Cause; Resignation for Good Reason; Company’s Breach of Employment Agreement.  If, absent a change in control, an executive is terminated without cause, resigns for good reason, or resigns due to our breach of employment agreement, the executive will receive a severance payment of one times the annual base salary, in addition to accrued salary and benefits.  Severance payments generally are paid in cash in a lump sum.

Termination Following a Change in Control.  If, within six months following a change in control, the executive is terminated without cause, resigns by reason of an involuntary termination (as defined in the agreement) or resigns due to our (or our successors) breach of his employment agreement, the executive will be entitled to:

•                  Accrued salary and benefits; and

•                  Severance payment equal to one times the annual base salary.

Mr. Stevens’ agreement also provides that the severance payments will be modified or reduced to the maximum amount that could be paid without triggering an excise tax under the “golden parachute” rules of the Internal Revenue Code.

Finally, the employment agreements prohibit the executives from competing with the Company, or soliciting customers or employees, for a period of 12 months following termination of employment.

The table below summarizes the amount of compensation each of the named executive officers of the Company will receive in the event of termination of such named executive officer’s employment.  The amounts shown are estimates and assume a termination date of December 31, 2006.  Amounts do not include compensation and benefits available to all of the Company’s general employees.

	Termination without Cause	Change in Control	Death	Disability
Mark A. Stevens
Salary (1)	$245,000	$245,000	$—	$61,250
Salary Continuation Agreement	$14,756	$109,212	$73,780	$14,756

Carol W. Soto
Salary (1)	$142,000	$142,000	$—	$35,500
Salary Continuation Agreement	$3,630	$—	$36,300	$4,153

Gary P. Hall
Salary (1)	$175,000	$175,000	$—	$43,750
Salary Continuation Agreement	$7,200	$36,000	$36,000	$9,149

Brandon L. Mercer
Salary (1)	$—	$—	$—	$—
Executive Bonus Agreement	$—	$100,000	$100,000	$100,000
Salary Continuation Agreement	$—	$—	$36,300	$3,222

(1)          Represents the sum of three monthly payments at 100% of base salary

Compensation Committee Interlocks and Insider Participation

During 2006, the Compensation Committee consisted of four non-employee directors: J. Douglas Dunwody, Carl E. Hofstadter, Tyler J. Rauls, Jr. and William A. Fickling, III.  No executive officer of the Company has served as a director or member of the compensation committee of any entity of which Messrs. Dunwody, Hofstadter, Rauls, or Fickling has served as an executive officer.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the following members of the Compensation Committee of the Board of Directors of Atlantic Southern Financial Group.

April 25, 2007	Compensation Committee:	J. Douglas Dunwody
Carl E. Hofstadter
Tyler J. Rauls, Jr.
William A. Fickling, III.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table lists the number and percentage ownership of shares of common stock beneficially owned as of December 31, 2006 by each of our directors, each executive officer named in the summary compensation table presented elsewhere in this prospectus, all directors and executive officers as a group, and each person or entity that beneficially owns 5% or more of our outstanding common stock. Unless otherwise indicated, the address for each person included in the table is 4077 Forsyth Road, Macon, Georgia 31210.

Information relating to beneficial ownership of our common stock is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from December 31, 2006. Unless otherwise indicated under “Amount and Nature of Beneficial Ownership,” each person is the record owner of and has sole voting and investment power with respect to his or her shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Shares Beneficially Owned(1)	Warrants and Options Outstanding	Percent of Shares Beneficially Owned (Fully Diluted) (2)
Directors:
Raymond O. Ballard, Jr.	42,195		1.17%	22,500	1.60%
Peter R. Cates	25,500		*	22,500	1.18%
Carolyn Crayton	4,362		*	3,750	*
J. Douglas Dunwody	30,303		*	18,000	1.19%
William A. Fickling, III	135,743		3.76%	60,000	4.28%
Michael C. Griffin(3)	23,289		*	—	*
Carl E. Hofstadter	66,055		1.83%	45,000	2.74%
Dr. Laudis (Rick) H. Lanford	24,000		*	8,250	*
J. Russell Lipford, Jr.	50,608	(4)	1.40%	22,500	1.80%
Thomas J. McMichael	4,250		*	1,500	*
Donald L. Moore, Jr.	10,000		*	—	*
Tyler J. Rauls, Jr.	96,649	(5)	2.68%	45,000	3.49%
Dr. Hugh F. Smisson, III	137,987		3.82%	45,000	4.51%
Mark A. Stevens	18,000		*	75,000	2.29%
George Waters	23,360		*	15,000	*
Executive Officers (Non-Directors):
Gary P. Hall	2,500		*	16,875	*
Carol W. Soto	13,387		*	14,625	*
Brandon L. Mercer	1,835		*	11,250	*
All Directors and Executive Officers as a Group (18 Persons)	710,023		19.67%	426,750	28.04%

*                    Less than 1%.

(1)             The percentage of our common stock beneficially owned was calculated based on 3,609,747 shares of common stock issued and outstanding as of December 31, 2006.

(2)             The percentage of our common stock beneficially owned was calculated based on 4,053,747, which includes 3,609,747 shares of common stock issued and outstanding as of December 31, 2006, 120,000 shares of common stock, post stock-split, subject to outstanding employee stock options, and 324,000 shares of common stock, post stock-split, subject to organizers’ warrants.

(3)             Stock ownership reflects the First Community Bank of Georgia conversion rate of 0.742555.

(4)             J. Russell Lipford, Jr.: 13,200 shares are pledged.

(5)             Tyler J. Rauls, Jr.: 96,649 shares are pledged.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16 of the Securities and Exchange Act of 1934 requires Atlantic Southern’s officers, Directors and greater than 10% shareholders (“Reporting Persons”) to file certain reports (“Section 16 Reports”) with respect to their beneficial ownership of Atlantic Southern’s securities.  Based on the Company’s review of the Section 16 Reports furnished to us by our Reporting Persons, all of our Directors and executive officers complied with all Section 16(a) reporting requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of our directors, officers, principal shareholders and their associates were customers of, or had transactions with, the Company or the Bank in the ordinary course of business during 2006.  Some of our directors are directors, officers, trustees or principal securities holders of corporations or other organizations that were also customers of, or had transactions with, the Company or its subsidiaries in the ordinary course of business during 2006.

All outstanding loans and other transactions with our directors, officers and principal shareholders were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectability or present other unfavorable features.  In addition to banking and financial transactions, the Company and the Bank may have had additional transactions with, or used products or services of, various organizations with which directors of the Company and its subsidiaries were associated.  The amounts involved in these non-credit transactions have not been material in relation to the business of the Company, the Bank or such other organizations. We expect that the Company and the Bank will continue to have similar transactions in the ordinary course of business with such individuals and their associates in the future.

Atlantic Southern Bank began construction of a new branch in Rincon, Georgia and remodeling of a branch in Savannah, Georgia during 2006.  The lowest bid in a competitive bid process for the construction and remodeling of the branches was submitted by Donald L. Moore, Jr., Inc., of which one of our directors, Donald L. Moore, Jr., is President.  The remodeling and construction costs paid to Donald L. Moore, Jr., Inc. during 2006 totaled approximately $864,000.  However, upon completion of the remodel and construction, pursuant to the contract between the Bank and Donald L. Moore, Jr., Inc., the total amount payable by the Bank as of December 31, 2006 was $1.2 million and $25 thousand for the construction and remodel, respectively.

Related Party Transaction Approval Policies and Procedures

We recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that the Company’s decisions are based on considerations other than our best interests and our shareholders. Therefore, our Board of Directors has adopted a formal, written policy with respect to related party transactions.

For the purpose of the policy, a “related party transaction” is a transaction in which we participate and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally, (2) transactions involving less than $120,000 when aggregated with all similar transactions, or (3) loans made by Atlantic Southern Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and not involving more than the normal risk of collectibility or presenting other unfavorable features.

Under the policy, any related party transaction must be reported to the Nominating/Governance Committee and may be consummated or may continue only (i) if the Nominating/Governance Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arms’-length dealings with an unrelated third party, (ii) if the transaction involves compensation that has been approved by our Compensation Committee, or (iii) if the transaction has been approved by the disinterested members of the Board of Directors. The Nominating/Governance Committee may approve or ratify the related party transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of the Company.

The current policy was formalized and adopted in March, 2007. All related party transactions since January 1, 2006 which were required to be reported in this Proxy Statement were approved by a majority of the directors, including a majority of the directors who do not have an interest in the transaction.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Company dismissed Thigpen, Jones, Seaton & Co., P.C. as its independent accountants and engaged Porter Keadle Moore, LLP as its independent accountants on March 9, 2006, for the fiscal year ending December 31, 2006. Thigpen, Jones, Seaton & Co., P.C. rendered consulting and other non-audit services to the Company throughout 2006, and management anticipates such services will continue in the future.  The reports of Thigpen, Jones, Seaton & Co. on the Company’s consolidated financial statements for the fiscal year ended December 31, 2005 and Atlantic Southern Bank’s financial statements for the year ended December 31, 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the fiscal years ended December 31, 2005 and 2004, there were no disagreements with Thigpen, Jones, Seaton & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Thigpen, Jones, Seaton & Co., would have caused such firm to make reference to the subject matter of the disagreement(s) in connection with its reports.

The Company’s Audit Committee participated in and approved the decision to change the Company’s independent accountants.

A representative of Porter Keadle Moore, LLP is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

The following table sets forth the fees billed to the Company for the year ended December 31, 2006 by Porter Keadle Moore, LLP and for year ended December 31, 2005 by Thigpen, Jones, Seaton & Co., P.C.

	2006	2005

Audit Fees	$279,031	$40,750
Audit-Related Fees	15,975	12,041
Tax Fees	N/A	2,728
All Other Fees	N/A	14,602
Total Fees	$295,006	$70,121

Audit Fees

Audit fees represent fees and expenses billed by Porter Keadle Moore, LLP in connection with the audit of the Company’s annual consolidated financial statements, the attestation of the Company’s internal controls in relation to compliance with Sarbanes – Oxley Section 404, and the review of the Company’s quarterly 10-Qs and annual 10-K for 2006.  The 2005 audit fees and related expenses billed by Thigpen, Jones, Seaton & Co., P.C. were for professional services rendered in connection with the audit of the Company’s annual financial statements and review of the Company’s quarterly 10-QSB and annual 10-K.

Audit Related Fees

Audit related fees represent fees for professional services reasonably related to the performance of the audit or review of the Company’s financial statements for 2006 and 2005 not included in “Audit Fees” above.  For 2006, these services are comprised of accounting fees relating to the financial information included in the registration statement, the proxy statement/prospectus for the Sapelo Bancshares, Inc. acquisition, and the proxy statement/prospectus for the First Community Bank of Georgia acquisition.  For 2005, these services are comprised of accounting fees relating to the performance of the audit.

Tax Fees

Tax fees represent the aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning during 2006 and 2005.

All Other Fees

The aggregate fees billed for products and services provided by the principal accountant, other than those services listed above during 2005 were $14,602.  The nature of the services comprising the fees disclosed in 2005 include accounting fees related to employment contract financial analysis and other non-material miscellaneous audit fees.

The fees billed by Porter Keadle Moore, LLP and Thigpen, Jones, Seaton & Co., P.C. (except for those included in the “All Other Fees”) were pre-approved by the audit committee for the Company in accordance with the policies and procedures of the audit committee.  The audit committee pre-approves all audit and the majority of non-audit services provided by the independent auditors and may not engage the independent auditors to perform any prohibited non-audit services.  For 2006, 100% of the fees incurred were pre-approved.

DIRECTOR NOMINATIONS

Director Nominations.  The Nominating/Governance Committee of the Board participates in the consideration of director nominees.  The Committee has not adopted a formal process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers of the Bank, shareholders of the Company, and professionals in the financial services and other industries.  Similarly, the Committee does not prescribe any specific qualifications or skills that a nominee must possess, although it considers the potential nominee’s business experience; knowledge of the Company, the Bank, and the financial services industry; experience in serving as a director of the Company or the Bank or another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by the Bank; commitment to and availability for service as a director; and any other factors the Committee deems relevant.

In accordance with the Company’s bylaws, a shareholder may nominate persons for election as directors if written notice to the Secretary of the nomination is received at the principal executive offices of Atlantic Southern no less than 30 days prior to the date of the annual meeting; provided, however, if less than 40 days’ notice or prior public disclosure of the meeting date is given, the notice must be received no later than the close of business on the tenth day following the date on which the notice was mailed or such public disclosure was made.  The notice must set forth:

(1)                                  with respect to the nominee(s), all information regarding the nominee(s) required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934 (including each nominee’s written consent to be named in a proxy statement as a nominee and to serve as a director if elected);

(2)                                  the name and address of the shareholder making the nomination, as they appear on the books of the Company;

(3)                                  the class and number of shares of Company capital stock beneficially owned by the shareholder making the nomination; and

(4)                                  the total number of shares of the Company that will be voted for the proposed nominee.

The officer presiding at meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing requirements and therefore will be disregarded.

PROPOSAL II – APPROVAL OF THE ATLANTIC SOUTHERN FINANCIAL
GROUP, INC. 2007 STOCK INCENTIVE PLAN

The Board of Directors has recently adopted the Atlantic Southern Financial Group, Inc. 2007 Stock Incentive Plan (the “Stock Incentive Plan”).  The Stock Incentive Plan is an amendment and restatement of the New Southern Bank 2001 Stock Incentive Plan (the “Original Stock Incentive Plan”).  The Original Stock Incentive Plan was adopted on August 3, 2001 by the Board of Directors of Atlantic Southern Bank (f.k.a. New Southern Bank) (the “Bank”).  The Bank became a wholly-owned subsidiary of Atlantic Southern Financial Group, Inc. (the “Company”) in a reorganization and share exchange effective January 3, 2005.  In connection with the reorganization, the Company assumed the Original Stock Incentive Plan.  At the annual meeting, shareholders will be asked to consider and vote on the approval and adoption of the amended and restated Stock Incentive Plan.

The number of shares of the Company’s common stock reserved for issuance pursuant to awards granted under the Original Stock Incentive Plan was 80,000.  The amended and restated Stock Incentive Plan increases the number of shares of the Company’s common stock reserved for issuance pursuant to grants under the Stock Incentive Plan to 180,000.  Stock subject to options granted under the Original Stock Incentive Plan will continue to count against the 180,000 shares available under the Stock Incentive Plan.  The amended and restated Stock Incentive Plan also provides the flexibility for other types of equity incentives, as more fully described below, to be granted to participants in addition to stock options.

In the event all or a portion of a Stock Incentive (as defined below) is forfeited, cancelled, expired, or terminated before becoming vested, paid, exercised, converted, or otherwise settled in full, that number of shares shall be again available under the Stock Incentive Plan and shall not count against the maximum number of reserved shares under the Stock Incentive Plan.

Applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), restrict the Company’s ability, in the absence of shareholder approval, to grant incentive stock options under Code Section 421 and to claim deductions for performance-based compensation which may otherwise be restricted under Code Section 162(m).

The following description of the Stock Incentive Plan is qualified in its entirety by reference to the applicable provisions of the Stock Incentive Plan.   The Stock Incentive Plan is attached hereto as Appendix A.

Terms of the Stock Incentive Plan

Administration.  The Stock Incentive Plan is administered by a subcommittee of the Board whose members are selected by the Board (the “Committee”); provided, that, if no such subcommittee is appointed, the Board of Directors in its entirety shall constitute the Committee.  The Committee must have at least two members. When appointing members to the Committee, the Board will take into consideration the “outside director” standards contained in Code Section 162(m), the “non-employee” director standards contained in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and the disinterested director standards contained in the Nasdaq Rules. Unless otherwise provided by the Board, the Compensation Committee of the Board will continue to act as the Committee under the Stock Incentive Plan.  The Committee has the authority to grant awards under the Stock Incentive Plan and to make all other determinations that it may deem necessary or advisable for the administration of the Stock Incentive Plan. The Committee’s decisions relating to the administration of the Stock Incentive Plan and grants of equity awards shall be final and binding on all persons.

Awards.  The Stock Incentive Plan would permit the Committee to make awards of a variety of equity-based incentives, including stock awards, options to purchase shares of our common stock, stock appreciation rights, dividend equivalent rights, performance unit awards and phantom shares (collectively, “Stock Incentives”) to eligible officers, employees, directors and other service providers of the Company and its affiliates. These discretionary awards may be made on an individual basis or through a program approved by the Committee for the benefit of a group of eligible persons.

The number of shares of common stock as to which any Stock Incentive is granted and to whom any Stock Incentive is granted will be determined by the Committee, subject to the provisions of the Stock Incentive Plan. Stock Incentives may be made exercisable or settled at the prices and may be made forfeitable or terminable under the terms established by the Committee, to the extent not otherwise inconsistent with the terms of the Stock Incentive Plan.

To the extent that the Committee desires to base a Stock Incentive on performance goals that are intended to qualify the Stock Incentive as performance-based compensation under Code Section 162(m), the Committee may, but is not required to, make the vesting or payment of a Stock Incentive subject to the achievement of any of the performance goals listed below during a specified period:

(1)                                  earnings per share, and/or growth in earnings per share, in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

(2)                                  earnings per share, and/or growth in earnings per share, before share-based payments;

(3)                                  operating cash flow, and/or growth in operating cash flow, in relation to target objectives;

(4)                                  cash available in relation to target objectives;

(5)                                  net income, and/or growth in net income, in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

(6)                                  net income, and/or growth in net income, before share-based payments;

(7)                                  revenue, and/or growth in revenue, in relation to target objectives;

(8)                                  total shareholder return (measured as the total of the appreciation of and dividends declared on the Stock) in relation to target objectives;

(9)                                  return on invested capital in relation to target objectives;

(10)                            return on shareholder equity in relation to target objectives;

(11)                            return on assets in relation to target objectives;

(12)                            return on common book equity in relation to target objectives;

(13)                            market share in relation to target objectives;

(14)                            economic value added;

(15)                            stock price;

(16)                            operating income;

(17)                            EBIT, or EBITDA;

(18)                            cost reduction goals; or

(19)                            any combination of the foregoing.

The Committee may modify the performance goals previously established with respect to a particular grant of a Stock Incentive as a result of a change in the business, operations, corporate structure, or capital structure of the Company or other similar events, except where such action would result in the loss of a tax deduction to the Company pursuant to Code Section 162(m).

The Committee may, but is not required to, structure any Stock Incentive so as to qualify as performance-based compensation under Code Section 162(m).

The maximum number of shares of common stock that may be granted during any fiscal year as to any employee with respect to which options, stock appreciation rights, or other Stock Incentives that are intended to be performance-based compensation under Code Section 162(m) shall not exceed 25,000 subject to adjustment in accordance with the provisions of the Stock Incentive Plan.  Furthermore, the maximum aggregate dollar amount (determined as of the date of grant) of performance unit awards that may be granted during any fiscal year to an employee may not exceed $1,000,000.

After the date of grant, the Committee may modify the terms and conditions of a Stock Incentive except to the extent inconsistent with other provisions of the Stock Incentive Plan.

Stock Incentives generally are not transferable or assignable during a holder’s lifetime.

Stock Incentives

Options.  The Stock Incentive Plan provides for the grant of incentive stock options and nonqualified stock options. The Committee will determine whether an option is an incentive stock option or a nonqualified stock option at the time the option is granted, and the option will be evidenced by a stock incentive agreement. Options may be made exercisable on terms established by the Committee, to the extent not otherwise inconsistent with the terms of the Stock Incentive Plan.

The exercise price of an option is set forth in the applicable stock incentive agreement. The Stock Incentive Plan provides that the exercise price of any option may not be less than the fair market value of the common stock on the date of the grant. To the extent an incentive stock option is granted to a participant who is an Over 10% Owner (as defined in the Stock Incentive Plan), the exercise price may not be less than 110% of the fair market value of the common stock on the date the option is granted. The Committee may permit an option exercise price: to be paid in cash; by the delivery of previously-owned shares of common stock (provided the participant has owned the shares for at least six months prior to the date of exercise); to be satisfied through a cashless exercise executed through a broker; or by having a number of shares of common stock otherwise issuable at the time of exercise withheld. Unless prohibited by applicable law, the Committee may authorize financing by the Company to assist a holder of a stock option with the payment of the exercise price of the option.  The Stock Incentive Plan also provides that the Committee may not amend an outstanding option to lower its exercise price without shareholder approval, except in the event of a recapitalization, reorganization, or similar event as described below, and may not condition the grant of an option upon the delivery of shares of common stock to the Company in payment of the exercise price and/or tax withholding obligations under any other option held by a participant.

The term of an option will be specified in the applicable stock incentive agreement. The term of an incentive stock option generally may not exceed ten years from the date of grant. However, any incentive stock option granted to an Over 10% Owner (as defined in the Stock Incentive Plan) is not exercisable after the expiration of five years after the date the option is granted. Subject to any further limitations in a stock incentive agreement, in the event of a participant’s termination of employment, the term of an incentive stock option will expire, terminate and become unexercisable no later than three months after the date of the termination of employment; provided, however, that if the termination of employment is due to death or disability, up to one year may be substituted for the three-month period.  The Committee may, however, permit an incentive stock option to continue beyond these time limits in which case the option will become a nonqualified stock option.

Stock Appreciation Rights.  Stock appreciation rights may be granted separately or in connection with an option, and the Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a specific time or times or upon the occurrence or non-occurrence of events that may be specified in the applicable stock incentive agreement. Each stock appreciation right allows the recipient to receive the appreciation per share of common stock over a defined price which may not be less than the fair market value per share of common stock on the date the stock appreciation right is granted.  The price of a stock appreciation right may not be amended or modified without shareholder approval, except in the event of a recapitalization, reorganization, or similar event as described below.  If a stock appreciation right is granted in connection with an option, it may only be exercised to the extent that the related Stock Incentive has not been exercised, paid, or otherwise settled.  Stock appreciation rights may be settled in shares of common stock or in cash, according to terms established by the Committee with respect to any particular award.

Stock Awards.  The Committee may grant shares of common stock to a participant, subject to restrictions and conditions, if any, as the Committee may determine. The Committee may require a cash payment from the participant in an amount no greater than the aggregate fair market value of the shares of stock awarded determined at the date of grant in exchange for the grant of a stock award or may grant a stock award without the requirement of a cash payment.

Other Stock Incentives.  Dividend equivalent rights, performance unit awards, and phantom shares may be granted in numbers or units and subject to any conditions and restrictions as determined by the Committee and will be payable in cash or shares of common stock, as determined by the Committee.

Tax Reimbursement Payments

The Committee may make cash tax reimbursement payments designed to cover tax obligations of recipients that result from the receipt or exercise of a Stock Incentive.

Termination of Stock Incentives

The terms of a particular Stock Incentive may provide that they terminate, among other reasons: upon the holder’s termination of employment or other status with respect to the Company or any affiliate of the Company; upon a specified date; upon the holder’s death or disability; or upon the occurrence of a change in control of the Company.

Stock Incentives may include exercise, conversion or settlement rights to a holder’s estate or personal representative in the event of the holder’s death or disability. In the Committee’s discretion, Stock Incentives that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement reflecting the terms of a Stock Incentive and to the provisions of the Stock Incentive Plan.

Reorganizations

The number of shares of common stock reserved for the grant or for issuance in connection with the exercise or settlement of a Stock Incentive or to which a Stock Incentive is subject, as the case may be, the number of shares of common stock reserved for issuance upon the vesting or grant, as applicable, of a stock award, the exercise price of an option and the threshold price of a stock appreciation right, the specified number of shares of common stock to which a Stock Incentive pertains and the annual limit on the number of shares of common stock subject to Stock Incentives or on the number of shares of common stock which may be used to settle a Stock Incentive shall be adjusted in the event of any stock dividend, stock split, spinoff, rights offering or recapitalization of the Company or similar event effected without the receipt of consideration.

In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, tender offer or a change in control of the Company, Stock Incentives may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Committee, provided that the adjustment is not inconsistent with the terms of the Stock Incentive Plan or any agreement reflecting the terms of a Stock Incentive. The Company may also use the Stock Incentive Plan to assume awards granted by the Company or a third party in favor of persons who become eligible to participate under the Stock Incentive Plan.

Amendment or Termination

The Stock Incentive Plan may be amended or terminated by the Board without shareholder approval, but the Stock Incentive Plan requires that the Board consider conditioning any amendment to the Stock Incentive Plan on shareholder approval that increases the number of shares available, materially expands the classes of individuals eligible to receive Stock Incentives under the Stock Incentive Plan, materially expands the type of awards available for issuance under the Stock Incentive Plan or would require shareholder approval under the rules of any exchange upon which our shares of common stock are traded. The Stock Incentive Plan also requires that the Board consider obtaining shareholder approval in the event the Stock Incentive Plan is assumed in connection with a corporate transaction which results in a change in either the granting corporation or the stock available for purchase or award under the Stock Incentive Plan unless the consolidation agreement fully describes the Stock Incentive Plan and such agreement is approved by the shareholders.  No amendment or termination by the Board of Directors may adversely affect the rights of a holder of a Stock Incentive without the holder’s consent.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the Stock Incentive Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Stock Incentive Plan.

Incentive Stock Options.  A participant will not recognize income and will not be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of common stock purchased on exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock during the two-year period from the date of grant of the incentive stock option and the one-year period from the date the common stock is transferred to him or her, the gain will be capital gain, and the Company will not be entitled to a corresponding deduction. If the participant sells the shares of common stock at a gain prior to that time, the difference between the amount the participant paid for the common stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income. If the participant sells the shares of common stock for less than the amount he or she paid for the stock prior to the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant’s liability for, the alternative minimum tax.

Nonqualified Options.  A participant will not recognize income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will have compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and the Company will then be entitled to a corresponding deduction.

Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised.

Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

Other Stock Incentives.  A participant will not recognize income and will not be taxed upon the grant of a stock appreciation right, dividend equivalent right, performance unit award or phantom share (collectively, the “Equity Incentives”). Generally, at the time a participant receives payment under any Equity Incentive, he or she will have compensation taxable as ordinary income in an amount equal to the cash or fair market value of the common stock received, and the Company will then be entitled to a corresponding deduction.

A participant will not be taxed upon the grant of a stock award if the award is subject to a

“substantial risk of forfeiture,” as defined in the Code. When the shares of common stock that are subject to the stock award are no longer subject to a substantial risk of forfeiture, however, the participant will have compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the award, less any amount paid for that stock, in income at that time and the Company will also be entitled to a corresponding deduction at that time.

Withholding Taxes.  A participant may be liable for federal, state, or local tax withholding obligations as a result of the grant, exercise or settlement of a Stock Incentive. The tax withholding obligation may be satisfied by payment in the form of cash, certified check, previously-owned shares of the Company’s common stock (provided the participant has owned the shares for at least six months prior to the date of exercise) or, if a participant elects with the permission of the Committee, by a reduction in the number of shares to be received by the participant under the award.

Shareholder Approval

The Board of Directors seeks shareholder approval of the Stock Incentive Plan because approval is required under the Code as a condition to incentive stock option treatment for incentive stock options granted under the Stock Incentive Plan.  Shareholder approval is also required to claim deductions for performance-based compensation which might otherwise be restricted under Code Section 162(m).

Approval of Stock Incentive Plan requires that the number of shares voted in favor of the proposal exceed the number of shares voted against the proposal, provided a quorum is present at the annual meeting of shareholders.

If shareholder approval is not obtained, the amendment and restatement of the Stock Incentive Plan shall be deemed null and void; however, the Original Stock Incentive Plan shall remain in effect.

The Board of Directors recommends a vote FOR the approval of the
Stock Incentive Plan, as amended and restated.

SHAREHOLDER PROPOSALS

Shareholder proposals submitted for consideration at the next annual meeting of shareholders must be received by the Company no later than December 1, 2007, to be included in the 2008 proxy materials.  A shareholder must notify the Company before February 1, 2008 if the shareholder has a proposal to present at the 2008 annual meeting which the shareholder intends to present other than by inclusion in the proxy material.  If the Company does not receive notice prior to February 1, 2008, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such proposal.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters that may be brought before the meeting.  If, however, any matters other than the election of directors and matters to related to the election should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

Whether or not you can attend the meeting, please complete, sign, date and return the enclosed proxy promptly.  An envelope has been provided for that purpose.  No postage is required if mailed in the United States.

ADDITIONAL INFORMATION

Our company changed its name from NSB Holdings, Inc. to Atlantic Southern Financial Group, Inc. in November 2005.  We currently file periodic reports with the Securities and Exchange Commission, however prior to 2005 the Bank filed periodic reports with the Federal Deposit Insurance Corporation (“FDIC”) pursuant to the requirements of the Securities Exchange Act of 1934.  The Company will be pleased to make its Annual Report on Form 10-K for the year ended December 31, 2006 available without charge to interested persons.  Written requests should be directors to Carol Soto, Chief Financial Officer, Atlantic Southern Bank, 4077 Forsyth Road, Macon, Georgia 31210.

APPENDIX A

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

2007 STOCK INCENTIVE PLAN

(An Amendment and Restatement of the

New Southern Bank

2001 Stock Incentive Plan)

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

2007 STOCK INCENTIVE PLAN

TABLE OF CONTENTS

PREAMBLE

SECTION I. DEFINITIONS

1.1		DEFINITIONS

SECTION 2 THE STOCK INCENTIVE PLAN

2.1		PURPOSE OF THE PLAN
2.2		STOCK SUBJECT TO THE PLAN
2.3		ADMINISTRATION OF THE PLAN
2.4		ELIGIBILITY AND LIMITS

SECTION 3 TERMS OF STOCK INCENTIVES

3.1		TERMS AND CONDITIONS OF ALL STOCK INCENTIVES
3.2		TERMS AND CONDITIONS OF OPTIONS
	(a)	Option Price
	(b)	Option Term
	(c)	Payment
	(d)	Conditions to the Exercise of an Option
	(e)	Termination of Incentive Stock Option
	(f)	Special Provisions for Certain Substitute Options
	(g)	No Reload Grants
3.3		TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
	(a)	Settlement
	(b)	Conditions to Exercise
	(c)	No Repricing
3.4		TERMS AND CONDITIONS OF STOCK AWARDS
3.5		TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
	(a)	Payment
	(b)	Conditions to Payment
3.6		TERMS AND CONDITIONS OF PERFORMANCE UNIT AWARDS
	(a)	Payment
	(b)	Conditions to Payment
3.7		TERMS AND CONDITIONS OF PHANTOM SHARES
	(a)	Payment
	(b)	Conditions to Payment
3.8		TREATMENT OF AWARDS UPON TERMINATION OF SERVICE

SECTION 4 RESTRICTIONS ON STOCK

4.1		ESCROW OF SHARES
4.2		RESTRICTIONS ON TRANSFER

SECTION 5 GENERAL PROVISIONS

5.1		WITHHOLDING
5.2		CHANGES IN CAPITALIZATION; MERGER; LIQUIDATION
5.3		CASH AWARDS
5.4		COMPLIANCE WITH CODE
5.5		RIGHT TO TERMINATE SERVICE
5.6		NON-ALIENATION OF BENEFITS
5.7		RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS
5.8		LISTING AND LEGAL COMPLIANCE
5.9		TERMINATION AND AMENDMENT OF THE PLAN

A-i

5.10	STOCKHOLDER APPROVAL
5.11	CHOICE OF LAW
5.12	EFFECTIVE DATE OF PLAN

A-ii

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

2007 STOCK INCENTIVE PLAN

PREAMBLE

On August 3, 2001, the Board of Directors of Atlantic Southern Bank (f.k.a. New Southern Bank) adopted the New Southern Bank 2001 Stock Incentive Plan.  Atlantic Southern Bank became a wholly-owned subsidiary of Atlantic Southern Financial Group, Inc., in a reorganization and share exchange effective January 3, 2005.  In connection with the reorganization, Atlantic Southern Financial Group, Inc. assumed the New Southern Bank 2001 Stock Incentive Plan.

The Board of Directors has determined it is advisable to amend, restate and rename the Plan, effective as of the effective date specified in Plan Section 5.12, to add additional features to the Plan and to reflect changes in the law and accounting practices since the Plan was originally adopted and the assumption of the Plan by the Company.

SECTION I.  DEFINITIONS

1.1           Definitions.  Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)           “Affiliate” means:

(1)           Any Subsidiary or Parent;

(2)                            An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or

(3)                            Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b)           “Bank” means Atlantic Southern Bank (f.k.a. New Southern Bank), a state bank organized under the laws of the state of Georgia.

(c)           “Board of Directors” means the board of directors of the Company.

(d)           “Cause” has the same meaning as provided in the employment agreement between the Participant and the Company or its Affiliate(s) on the date of Termination of Service, or if no such definition or employment agreement exists, “Cause” means conduct amounting to  (1) fraud or dishonesty against the Company or its Affiliate(s); (2) Participant’s willful misconduct, repeated refusal to follow the reasonable directions of the Board of Directors or knowing violation of law in the course of performance of the duties of Participant’s service with the Company or its Affiliate(s); (3) repeated absences from work without a reasonable excuse; (4) repeated intoxication with alcohol or drugs while on the Company’s or its Affiliate(s)’ premises during regular business hours; (5) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty; or (6) a breach or violation of the terms of any agreement to which Participant and the Company or its Affiliate(s) are party.

(e)           “Change in Control” means any one of the following events which may occur after the date the Stock Incentive is granted:

(1)           the acquisition by any person or persons acting in concert of the then outstanding voting securities of the Company or the Bank, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote forty percent (40%) or more of any class of voting securities of the Company or the Bank;

(2)           within any twelve-month period the persons who were directors of the Company or the Bank immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors of the Company or the Bank, as applicable; provided that any director who was not a director as of the beginning of such twelve-month period shall be deemed to be an Incumbent Director if that director were elected to the Board of Directors of the Company or the Bank, as applicable, by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) relating to the election of directors shall be deemed to be an Incumbent Director;

(3)           a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Company or the Bank immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or

(4)           the sale, transfer or assignment of all or substantially all of the assets of the Company or the Bank to any third party.

(f)            “Code” means the Internal Revenue Code of 1986, as amended.

(g)           “Company” means Atlantic Southern Financial Group, Inc., a Georgia corporation.

(h)           “Committee” means the committee appointed by the Board of Directors to administer the Plan; provided, that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee.  The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded.  Notwithstanding the foregoing, with respect to Stock Incentives awarded by an officer or officers of the Company pursuant to Section 2.3(c), the “Committee” as used in the Plan shall mean such officer or officers, unless the context would clearly indicate otherwise.

(i)            “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant.  If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time.  In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(j)            “Dividend Equivalent Rights” means certain rights to receive cash payments as described in Section 3.5.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(l)            “Fair Market Value” refers to the determination of the value of a share of Stock as of a date, determined as follows:

(1)           the price at which Stock shall have been sold on that date or the last trading date prior to that date as reported by the national securities exchange selected by the Committee on which the shares of Stock are then actively traded or, if applicable, as reported by the Nasdaq Stock Market;

(2)           if such market information is not published on a regular basis, the price of Stock in the over-the-counter market on that date or the last business day prior to that date as reported by the Nasdaq Stock Market or, if not so reported, by a generally accepted reporting service; or

(3)           if Stock is not publicly traded, as determined in good faith by the Committee with due consideration being given to (i) the most recent independent appraisal of the Company, if such appraisal is not more than twelve months old and (ii) the valuation methodology used in any such appraisal.

For purposes of Paragraphs (1), (2), or (3) above, the Committee may use the opening or closing price as of the applicable date, the average of the high and low prices as of the applicable date or for a period certain ending on such date.  If the determination of Fair Market Value occurs in connection with an arms-length transaction, the Committee may use the transaction price or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided further, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

(m)          “Incentive Stock Option” means an incentive stock option within the meaning of Code Section 422.

(n)           “Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

(o)           “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

(p)           “Over 10% Owner” means an individual who at the time an Incentive Stock Option to such individual is granted owns Stock possessing more than ten percent (10%) of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(q)           “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

(r)            “Participant” means an individual who receives a Stock Incentive hereunder.

(s)           “Performance Goals” means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to a Stock Incentive granted to a Participant under the Plan and that are intended by the Committee to constitute objective goals for purposes of Code Section 162(m). Performance Goals may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of the division, department or function within the Company or an Affiliate in which the Participant receiving the Stock Incentive is employed or on which the Participant’s efforts have the most influence, or in terms of the Company’s performance relative to the performance of one or more companies selected by the Committee. The Performance Goals established by the Committee for any Performance Period under the Plan will consist of one or more of the following:

(20)         earnings per share, and/or growth in earnings per share, in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

(21)         earnings per share, and/or growth in earnings per share, before share-based payments;

(22)         operating cash flow, and/or growth in operating cash flow, in relation to target objectives;

(23)         cash available in relation to target objectives;

(24)         net income, and/or growth in net income, in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

(25)         net income, and/or growth in net income, before share-based payments;

(26)         revenue, and/or growth in revenue, in relation to target objectives;

(27)         total shareholder return (measured as the total of the appreciation of and dividends declared on the Stock) in relation to target objectives;

(28)         return on invested capital in relation to target objectives;

(29)         return on shareholder equity in relation to target objectives;

(30)         return on assets in relation to target objectives;

(31)         return on common book equity in relation to target objectives;

(32)         market share in relation to target objectives;

(33)         economic value added;

(34)         stock price;

(35)         operating income;

(36)         EBIT, or EBITDA;

(37)         cost reduction goals; or

(38)         any combination of the foregoing.

If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances, the Performance Goals are no longer suitable, the Committee may in its discretion modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, with respect to a period as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the Stock Incentive under Section 162(m) of the Code, if applicable.  In such case, the

Committee will not make any modification of the Performance Goals or minimum acceptable level of achievement.

(t)            “Performance Period” means, with respect to a Stock Incentive, a period of time within which the Performance Goals relating to such Stock Incentive are to be measured. The Performance Period will be established by the Committee at the time the Stock Incentive is granted.

(u)           “Performance Unit Award” refers to a performance unit award as described in Section 3.6.

(v)           “Phantom Shares” refers to the rights described in Section 3.7.

(w)          “Plan” means the Atlantic Southern Financial Group, Inc. 2007 Stock Incentive Plan, an amendment and restatement of the New Southern Bank 2001 Stock Incentive Plan.

(x)            “Stock” means the Company’s common stock.

(y)           “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(z)            “Stock Award” means a stock award described in Section 3.4.

(aa)         “Stock Incentive Agreement” means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

(bb)         “Stock Incentive Program” means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(cc)         “Stock Incentives” means, collectively, Dividend Equivalent Rights, Incentive Stock Options, Nonqualified Stock Options, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards.

(dd)         “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.  A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

(ee)         “Termination of Service” means the termination of the service relationship, whether employment or otherwise, between a Participant and the Company and any Affiliates, regardless of the fact that severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement.  The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Service, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service, or whether a Termination of Service is for Cause.

SECTION 2  THE STOCK INCENTIVE PLAN

2.1           Purpose of the Plan.  The Plan is intended to (a) provide incentives to certain officers, employees, directors and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, directors and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, and other service providers.

2.2           Stock Subject to the Plan.  Subject to adjustment in accordance with Section 5.2, One Hundred Eighty Thousand (180,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise or payment pursuant to Stock Incentives, all or any of which may be pursuant to any one or more Stock Incentive, including without limitation, Incentive Stock Options.  Shares of Stock attributable to stock incentives granted prior to the effective date of this amendment and restatement shall continue to be counted against the Maximum Plan Shares.  The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full and shares of stock deducted or withheld to satisfy tax withholding (other than shares of Stock that are withheld from a Stock Award upon vesting), including, without limitation, shares of Stock attributable to stock incentives granted under the Plan prior to the effective date of this amendment and restatement, will again be available for purposes of the Plan, as amended and restated.

2.3           Administration of the Plan.

(a)           The Plan is administered by the Committee.  The members of the Committee shall consist solely of at least two members of the Board of Directors.  The Committee has full authority in its discretion to determine the officers, employees, directors and other service providers of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan.  Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated).  The Committee’s decisions are final and binding on all Participants.  Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee.  Vacancies on the Committee shall be filled by the Board of Directors.

(b)           The Committee shall select one of its members as chairman and shall hold meetings at the times and in the places as it may deem advisable.  Acts approved by a majority of the Committee in a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

(c)           Notwithstanding any other provision of this Plan, the Board of Directors may by resolution authorize one or more officers of the Company to do one or both of the following: (1) designate individuals (other than officers of the Company or any Affiliate) to receive Stock Incentives under the Plan, and (2) determine the number of shares of Stock subject to such Stock Incentives; provided however, that the resolution shall specify the total number of shares of Stock that may be awarded subject to such Stock Incentives.

2.4           Eligibility and Limits.  Stock Incentives may be granted only to officers, employees, directors, and other service providers of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary.  In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s).   To the extent required under Section 162(m) of the Code and the regulations thereunder, as applicable, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (a) Options, (b) Stock Appreciation Rights, or (c) other Stock Incentives to the extent they are granted with the intent that they qualify as qualified performance-based compensation under Section 162(m) of the Code may be granted during any calendar year to any employee may not exceed 25,000 and the maximum aggregate dollar amount (determined at the date of grant) of such Stock Incentives to the extent they are not denominated as or by reference to shares of Stock that may be granted during any calendar year to any employee may not exceed $1,000,000.  If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 2.4.  If, after grant, the exercise price of an Option is reduced or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction shall be treated as the cancellation of the Option or the Stock Appreciation Right, as applicable, and the grant of a new Option or Stock Appreciation Right, as applicable.  If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be canceled and the Option or Stock Appreciation Right that is deemed to be granted shall both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee as described in this Section 2.4.

SECTION 3  TERMS OF STOCK INCENTIVES

3.1           Terms and Conditions of All Stock Incentives.

(a)           The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

(b)           Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such, terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals, if any, that must be achieved as a condition to vesting or settlement of the Stock Incentive, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals that must be achieved as a condition to vesting or settlement of the Stock Incentive. Performance Goals, if any, shall be established within ninety (90) days of the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of a Stock Incentive, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Stock Incentive is vested or settled, as applicable. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void. To the extent a Stock Incentive is subject to Performance Goals with the intent that the Stock Incentive constitute performance-based compensation under Code Section 162(m), the Committee shall comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting and settling such Stock Incentive.  The Committee may, but is not required to, structure any Stock Incentive so as to qualify as performance-based compensation under Code Section 162(m).

(c)           The date as of which a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares, if any, covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

(d)           Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive.  Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

(e)           Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death, and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise as to any Stock Incentives other than Incentive Stock Options.

(f)            After the date of grant of a Stock Incentive, the Committee may, in its sole discretion, modify the terms and conditions of a Stock Incentive, except to the extent that such modification would be inconsistent with other provisions of the Plan or would adversely affect the rights of a Participant under the Stock Incentive (except as otherwise permitted under the Plan), or to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

3.2           Terms and Conditions of Options.  Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement.  At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option.  Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent.  At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option.  An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.  All Options shall provide that the primary federal regulator of the Company or the Bank may require a Participant to exercise the vested portion of the Option in whole or in part if (i) the capital of the Company or the Bank falls below minimum requirements or (ii) the existence of outstanding options impairs the ability of the Company or the Bank to raise capital and shall further provide that, if the Participant fails to so exercise any such portion of the Option, that portion of the Option shall be forfeited.

(a)           Option Price.  Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the “Exercise Price”) per share of Stock purchasable under any Option must be as set forth in the applicable Stock Incentive Agreement.  With respect to each grant of an Incentive Stock Option to a Participant who is not an Over 10% Owner, the Exercise Price per share shall not be less than the Fair Market Value on the date the Option is granted.  With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise

Price shall not be less than 110% of the Fair Market Value on the date the Option is granted.  With respect to each grant of a Non-Qualified Stock Option, the Exercise Price per share shall be no less than the Fair Market Value.

(b)           Option Term.  Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted.  Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted.  The term of any Nonqualified Stock Option shall be as specified in the applicable Stock Incentive Agreement.

(c)           Payment.  Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides:

(i)            by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(ii)           in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

(iii)          by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion, except to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended.  Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an option until full payment has been made by the Participant.  The holder of an Option, as such, has none of the rights of a stockholder.

(d)           Conditions to the Exercise of an Option.  Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

(e)           Termination of Incentive Stock Option.  With respect to an Incentive Stock Option, in the event of termination of employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or Disability, one (1) year may be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), termination of employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)            Special Provisions for Certain Substitute Options.  Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(g)           No Reload Grants.  Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

3.3           Terms and Conditions of Stock Appreciation Rights.  Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement.  A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option; provided, that the Committee shall consider any adverse tax consequences that may affect the Participant under Code Section 409A.  A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

(a)           Settlement.  Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

(b)           Conditions to Exercise.  Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part; provided, further, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

(c)           No Repricing.   Except as provided in Section 5.2, without the approval of the Company’s stockholders the price of a Stock Appreciation Right may not be amended or modified after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be surrendered in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered.

3.4           Terms and Conditions of Stock Awards.  The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions.  Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant.  The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

3.5           Terms and Conditions of Dividend Equivalent Rights.  A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective.  The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a)           Payment.  Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b)           Conditions to Payment.  Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

3.6           Terms and Conditions of Performance Unit Awards.  A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee.  At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, and the Performance Goals applicable to the determination of the ultimate payment value of the Performance Unit Award. The Committee may provide for an alternate base value for each unit under certain specified conditions.

(a)           Payment.  Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

(b)           Conditions to Payment.  Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

3.7           Terms and Conditions of Phantom Shares.  Phantom Shares shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the rights so payable.

(a)           Payment.  Payment in respect of Phantom Shares may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b)           Conditions to Payment.  Each Phantom Share granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

3.8           Treatment of Awards Upon Termination of Service.  Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Service may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.  The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Service or such other factors as the Committee determines are relevant to its decision to continue the award.

SECTION 4  RESTRICTIONS ON STOCK

4.1           Escrow of Shares.  Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”).  Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian’s designee as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program.  During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held.  Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2           Restrictions on Transfer.  The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program.  Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void.  The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

SECTION 5  GENERAL PROVISIONS

5.1           Withholding.  The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government.  Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award.  A Participant may pay the withholding obligation in cash, by tendering shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise or, if the applicable Stock Incentive Agreement provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of a Stock Incentive.

5.2           Changes in Capitalization; Merger; Liquidation.

(a)           The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or settlement, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Unit Award, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option, the threshold price of each outstanding Stock Appreciation Right, the specified number of shares of Stock to which each outstanding Option, Dividend Equivalent Right, Performance Unit Award, Phantom Share, Stock Appreciation Right, and Stock Award pertains, and the maximum number of shares as to which Options, Stock Appreciation Rights, and other Stock Incentives may be granted during any calendar year shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying a Stock Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”); provided, however, that in the case of a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment.  Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Stock Incentive.

(b)           In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change in Control, that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new awards, the assumption of awards not originally granted under the Plan, or the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the award, all as may be provided in the applicable Stock Incentive Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive.  Notwithstanding the foregoing, the Committee shall not have any of the foregoing powers to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

(c)           The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3           Cash Awards.  The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

5.4           Compliance with Code.  All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

5.5           Right to Terminate Service.  Nothing in the Plan or in any Stock Incentive Agreement confers upon any Participant the right to continue as an officer, employee, director,

or other service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

5.6           Non-Alienation of Benefits.  Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void.  No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.7           Restrictions on Delivery and Sale of Shares; Legends.  Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected.  If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws.  The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.8           Listing and Legal Compliance.  The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.9           Termination and Amendment of the Plan.  The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws.  The Board of Directors shall consider that to preserve the Plan’s ability to grant Incentive Stock Options, stockholder approval is required for any amendment to the Plan that increases the number of shares of Stock available for the grant of Incentive Stock Options under the Plan, materially expands the classes of employees eligible to receive Incentive Stock Options under the Plan or if the Plan is assumed in connection with a corporate transaction which results in a change in either the granting corporation or the stock available for purchase or award under the Plan; provided, however, if the consolidation agreement fully describes the Plan and such agreement is approved by the stockholders, no further stockholder approval of the Plan shall be required.  The Board of Directors shall also consider that, to comply with securities laws, stockholder approval is required for any amendment to the Plan that materially expands the types of awards available for issuance under the Plan.  No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.

5.10         Stockholder Approval.  The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company.  If such approval is not obtained, any Stock Incentive granted hereunder will be void.

5.11         Choice of Law.  The laws of the State of Georgia shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.12         Effective Date of Plan; Prior Stock Incentives.  The Plan shall become effective as of the date the Plan was approved by the Board of Directors.  Except as specifically provided, in Section 2.2, any stock incentive granted under the Plan (and the shares of Stock subject to such stock incentive)  as in effect prior to the effective date of this amendment and restatement shall continue to be governed by the terms of the Plan in effect at the time such stock incentive was granted.

IN WITNESS WHEREOF, the Company has executed this Plan, and the Plan has become effective as of                , 2007.

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

By:

Title:

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, MAY 22, 2007

The undersigned hereby appoints Mark A. Stevens and Carol W. Soto, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Atlantic Southern Financial Group, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at the Georgia Sports Hall of Fame, 301 Cherry Street, Macon, Georgia, and at any adjournments of the annual meeting, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the annual meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
THE PROPOSALS.

Proposal I: To elect the following persons to serve as directors for a three-year term until the 2009 annual meeting:

	Nominees:	Carolyn Crayton
Michael C. Griffin
Thomas McMichael
Tyler J. Rauls, Jr.
Mark A. Stevens

☐	For All Nominees	☐	Withhold Authority to Vote
	(except as noted below)		for All Nominees Listed Above

To withhold authority to vote for any nominee, mark “For ALL Nominees” above and write that nominee’s name below:

Proposal II: To approve the Atlantic Southern Financial Group, Inc. 2007 Stock Incentive Plan as described in the Proxy.

☐ For		☐ Against	☐ Abstain

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder.  If no direction to the contrary is indicated, it will be voted FOR all of the proposals.

Discretionary authority is hereby conferred as to all other matters which may come before the annual meeting.

If stock is held in the name of more than one person, all holders must sign.  Signatures should correspond exactly with the name or names appearing on the stock certificate(s).  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature(s) of Shareholder(s)

[LABEL]
Name(s) of Shareholders(s)

	Date:	, 2007
(Be sure to date your Proxy)

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope.  No postage necessary.

I WILL                             WILL NOT                          ATTEND THE ANNUAL SHAREHOLDERS MEETING.

PLEASE RETURN PROXY AS SOON AS POSSIBLE